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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115411) pertaining to the Greenhill & Co., Inc. Equity Incentive Plan of Greenhill & Co., Inc. and subsidiaries of our report dated February 21, 2007, with respect to the consolidated financial statements of Greenhill & Co., Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

New York, New York
March 1, 2007

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